Exhibit 99.1

REPORT OF INDEPENDENT AUDITORS
AND FINANCIAL STATEMENTS

UTAH BROADBAND, LLC

December 31, 2019

Table of Contents

PAGE

Report of Independent Auditors	1

Financial Statements
Utah Broadband, LLC Balance Sheet - December 31, 2019	2-3
Utah Broadband, LLC Statement of Income and Member's Equity - Year ended December 31, 2019	4
Utah Broadband, LLC Statement of Cash Flows - Year ended December 31, 2019	5
Utah Broadband, LLC Notes to Financial Statements - December 31, 2019	6–10

Report of Independent Auditors

Members

Utah Broadband, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of Utah Broadband, LLC (Company), which comprise the balance sheet as of December 31, 2019, and the related statements of income and changes in member’s equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Utah Broadband, LLC as of December 31, 2019, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP

Spokane, Washington

March 15, 2021

Utah Broadband, LLC

Balance Sheet

ASSETS

December 31, 2019

Current Assets:
Cash and cash equivalents	$323,162
Accounts receivable, net of allowance	840,401
Total Current Assets	1,163,563

Other Assets:
Intangible assets, net	90,800
Total Other Assets	90,800

Property and Equipment
Plant in service	10,275,601
Accumulated depreciation	(5,541,852)
Total Property, Plant, and Equipment; net	4,733,749

Total Assets	$5,988,112

See accompanying notes.

Utah Broadband, LLC

Balance Sheet

LIABILITIES AND MEMBER'S EQUITY

December 31, 2019
Current Liabilities:
Accounts payable	$237,631
Deferred revenue	386,368
Accrued liabilities	147,610
Current portion of long-term debt	123,417
Total Current Liabilities	895,026

Long-term debt, less current maturities	207,069

Member's Equity	4,886,017

Total Liabilities and Member's Equity	$5,988,112

See accompanying notes.

Utah Broadband, LLC

Statement of Income and Member’s Equity

Year Ended December 31,
2019

Broadband services	$8,881,366

Costs and Expenses:
Network expense	1,253,071
Depreciation and amortization	619,760
General and administrative	1,584,169
Payroll	2,019,380
Other expenses	44,364

Total Costs and Expenses	5,520,744

Net Income from Operations	3,360,622

Other Income (Expense):
Interest expense	(22,196)
Gain on sale of assets	65,729

Net Income	$3,404,155

Member's equity, beginning of year	2,237,281

Distributions	(755,419)

Member's equity, end of year	$4,886,017

See accompanying notes.

Utah Broadband, LLC

Statement of Cash Flows

Year Ended December 31,
2019

Cash Flows from Operating Activities:
Net Income	$3,404,155
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	619,760
Gain on sale of assets	(65,729)
Changes in operating assets and liabilities:
Accounts receivable, net	(673,829)
Accounts payable	2,815
Deferred revenue	17,418
Accrued liabilities	11,584
Net Cash Provided by Operating Activities	3,316,174

Cash Flows from Investing Activities:
Acquisition of property, plant, and equipment	(2,227,319)
Proceeds from sale of assets	65,729
Net Cash Used in Investing Activities	(2,161,590)

Cash Flows from Financing Activities:
Payments on long-term debt	(252,646)
Member distributions	(755,419)
Net Cash Used in Financing Activities	(1,008,065)

Net Increase in Cash and Cash Equivalents	146,519
Cash and Cash Equivalents, Beginning of Year	176,643
Cash and Cash Equivalents, End of Year	$323,162

Supplemental Schedule of Non-cash Investing and Financing Activities
Cash paid during the year for interest	$19,304

See accompanying notes.

Utah Broadband, LLC
Notes to Financial Statements

Note 1 – Summary of Significant Accounting Policies

Description of entity – Utah Broadband, LLC. (Company), is a provider of Internet and managed WiFi services. The Company’s primary customer base is located in northern Utah. The Company primarily provides service to businesses, residential homes, and multi-dwelling buildings.

Accounting estimates – The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include depreciation expense and allowance for doubtful accounts.

Cash – The Company classifies short-term, highly liquid investments with maturities of three months or less when purchased as cash. The Company maintains its cash balances with financial institutions that are fully insured by the Federal Deposit Insurance Corporation. At various times throughout the year, the cash balances deposited in local institutions exceed federally insured limits. A possible loss exists for those amounts in excess of $250,000.

Accounts receivable – Accounts receivable are stated at the amount management expects to collect on outstanding balances. The Company reviews the collectability of accounts receivable monthly based upon an analysis of outstanding receivables, historical collection information, and existing economic conditions. Monthly recurring receivables are due 15 days after issuance of the bill. Other nonrecurring receivables are generally due within 30 days. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Management believes it has established adequate reserves for any risk associated with receivables.

Property, plant, and equipment – Property, plant, and equipment are stated at original cost. Cost includes contracted services, materials, interest capitalized during construction, direct labor and indirect charges for engineers, supervision, and other similar overhead items. The cost of additions and substantial betterments of property, plant, and equipment is capitalized. The cost of maintenance and repairs is charged to operating expenses.

Depreciation of the Company’s plant is provided using the straight-line method over the estimated useful lives of the assets. Upon retirement, sale, or other disposition of the plant, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are included in nonoperating income (expense).

Utah Broadband, LLC
Notes to Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Long-lived assets – The Company reviews its long-lived assets for impairment whenever events or circumstances indicate their carrying value may not be recoverable. When such events or circumstances arise, an estimate of the future undiscounted cash flows produced by the asset, or the appropriate group of assets, is compared to the asset’s carrying value to determine if any impairment exists. If the asset is determined to be impaired, the impairment loss is measured based on the excess of its carrying value over its fair value. No impairments of long-lived assets have been identified.

Intangible assets – Intangible assets deemed to have indefinite lives are not amortized but are subject to an annual impairment test. Other intangible assets are amortized over their useful lives. Intangible assets consist primarily of customer lists and are being amortized over ten years. The estimated annual amortization expense is $10,000.

Income taxes – As a limited liability corporation, earnings and losses are included in the income tax returns of the member and taxed to the member. Accordingly, the Company does not incur additional income tax obligations and the financial statements do not include a provision for income taxes. The Company records uncertain tax positions if the likelihood the position will be sustained upon examination is less than 50%. As of December 31, 2019, the Company had no accrued amounts related to uncertain tax positions. Interest and penalties, if any, are recorded as interest expense and other expense, respectively.

Revenue recognition – Internet and managed services are recognized over the period a customer is connected to the network. These services are generally billed in advance but recognized in the month that service is provided.

Taxes imposed by governmental authorities – The Company’s customers are subject to taxes assessed by various governmental authorities on many different types of revenue transactions with the Company. The specific taxes are charged to and collected from the Company’s customers and subsequently remitted to the appropriate taxing authority. The taxes are accounted for on a net basis and excluded from revenues.

Subsequent events – Subsequent events are events or transactions that occur after the balance sheet date but before the financial statements are available to be issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements. The Company’s financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before the financial statements are available to be issued.

The Company has evaluated subsequent events through March 15, 2021, which is the date the financial statements are available to be issued.

Utah Broadband, LLC
Notes to Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Subsequent to year end, an outbreak of a novel coronavirus (COVID-19) occurred in the United States, along with various other countries globally. On March 11, 2020, the World Health Organization assessed the novel coronavirus outbreak and characterized it as a pandemic. Subsequent to the declaration of a pandemic, a variety of federal, state, and local governments have taken actions in response to the pandemic, which have ranged by jurisdiction, but are generally expected to result in a variety of negative economic consequences, the scope of which are not currently known or quantifiable. The duration and intensity of the impact of the coronavirus and resulting impact to the Company is unknown.

In December 2020, the member units of the Company were acquired by another entity.

Note 2 – Property, Plant, and Equipment

Property, plant, and equipment balances, together with accumulated depreciation, consist of the following:

	Depreciable Life	December 31, 2019

Towers	5–33 years	$4,041,373
Fiber	10 years	1,390,506
Customer premise	3 years	1,705,945
General support assets	7 years	3,137,777

Accumulated depreciation		(5,541,852)

PPE, net		$4,733,749

Note 3 – Long-Term Debt

Long-term debt is as follows:

	Interest Rates, fixed	Maturity Date	December 31, 2019

Zions Bank	4.55%	2022	$294,484

Ford Motor Credit	4.50%	2023	36,002

Less current portion			(123,417)

Long-term portion			$207,069

Utah Broadband, LLC
Notes to Financial Statements

Note 3 – Long-Term Debt (continued)

Aggregate maturities or payments required on principal under long-term debt obligations for each of the succeeding years, are as follows:

2020	$123,417
2021	123,417
2022	81,922
2023	1,730

Total	$330,486

Note 4 – Lease Agreements

The Company leases towers and facilities under operating leases expiring in various years. Rent expense for the year ended December 31, 2019, was $723,419. Future expenses under these leases is expected to be approximately $725,000 annually.

Utah Broadband, LLC
Notes to Financial Statements

Note 5 – New Accounting Standards

Revenue from Contracts with Customers

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014-09 (Codified as ASC 606), Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in GAAP when it becomes effective. In August 2015, the FASB issued ASU No 2015-14 deferring the effective date from January 1, 2017 to January 1, 2018 for public companies, and from January 1, 2018 to January 1, 2019 for private companies. On May 20, 2020, the FASB approved a one-year effective date deferral for private companies. The standard permits the use of either the retrospective or cumulative effect transition method.

The Company will adopt the provisions of ASU No. 2014-09 on January 1, 2020, using the cumulative effect transition method. The Company will not have an adjustment to the opening balance of retained earnings for the adoption of this update. The Company does not expect the adoption of this ASU to have a material impact on its financial position or results of operations.

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), specifying the accounting for leases, which supersedes the leases requirements in Topic 840, Leases. The objective of Topic 842 is to establish the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease. Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less. Lessors' accounting is largely unchanged from the previous accounting standard. In addition, Topic 842 expands the disclosure requirements of lease arrangements. Lessees and lessors will use a modified retrospective transition approach, which includes a number of practical expedients. This guidance is effective for public companies for fiscal years and interim periods within those fiscal years, beginning after December 15, 2018, and for private companies for fiscal years and interim periods within those fiscal years, beginning after December 15, 2019 with early adoption permitted. On May 20, 2020, the FASB approved an effective date deferral for private companies which deferred the effective date of ASC 842 to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company is currently reviewing the provisions of the new standard and assessing the impact of its adoption.

Other recently issued ASU's were assessed and determined to be either not applicable or are expected to have a minimal impact on the Company's operating results and financial position.